FILED
   In the Office of the
Secetary of State of Texas
     JUL 06 2001
  Corporations Section


                               ARTICLES OF MERGER

                                       of

                             GUIDELOCATOR.COM, INC.
                              (Parent Corporation)

                                      into

                                 DECORIZE, INC.
                            (Subsidiary Corporation)

         Pursuant to the provisions of Article 5.16 of the Texas Business Corporation Act, Guidelocator.com, Inc. ("Guidelocator" or the "Parent Corporation"), a business corporation organized under the laws of the State of Texas, and owning at least ninety percent (90%) of the shares of Decorize, Inc. ("Decorize" or the "Subsidiary Corporation"), a business corporation organized under the laws of the State of Delaware, hereby executes the following articles of merger.

         1. An agreement and plan of merger has been adopted in accordance with the provisions of Article 5.16 of the Texas Business Corporation Act and of
Section 253 of the Delaware General Corporation Law providing for the combination of Guidelocator and Decorize and resulting in Decorize being the surviving corporation.

         2. The following is a copy of a resolution of Guidelocator adopted on July 2, 2001, and in accordance with the laws of its jurisdiction and its constituent documents:

         "WHEREAS, the Corporation's board of directors has determined that it is in the best interests of the Corporation and its stockholders for the Corporation to change in the state of incorporation of the Corporation from Texas to Delaware by approving a Plan of Reorganization and Merger (the "Merger Agreement") providing for the Corporation to merge into a wholly owned Delaware subsidiary, Decorize, Inc., which, among other things will cause the
Corporation's name to change to Decorize, Inc., increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000 and increase the number of authorized shares of Preferred Stock from 2,000,000 to 10,000,000 (the "Reincorporation");

         WHEREAS, pursuant to the Reincorporation, each issued and outstanding share of the Corporation's common stock will be exchanged for one share of Decorize's common stock; and

         WHEREAS, in order to facilitate the consummation of the transactions contemplated in the Reincorporation, it is desirable to approve and adopt the following resolutions.

         NOW, THEREFORE, BE IT RESOLVED, that the actions taken by the officers of the Corporation, and each of them, with respect to the preparation and negotiation of the Merger Agreement be, and they are, authorized, approved, ratified and confirmed;

         RESOLVED FURTHER, the Merger Agreement substantially in the form attached hereto as Exhibit A, with such changes and modifications thereto as may be approved by an officer of the Corporation, is hereby approved;

         RESOLVED FURTHER, that the officers of the Corporation, and each of them, are hereby authorized to execute and deliver the Merger Agreement on behalf of the Corporation;

         RESOLVED FURTHER, that the officers of the Corporation are hereby authorized to execute and deliver such ancillary agreements and instruments as are required or contemplated in the Merger Agreement to be executed and delivered by the Corporation and to perform such further actions as may be deemed necessary or advisable to consummate the transactions or fulfill the obligations of the Corporation, contemplated in the Merger Agreement and in order to carry out the intent and purposes of the foregoing resolution;

         RESOLVED FURTHER, that the officers of the Corporation be authorized and directed to execute and deliver on behalf of the Corporation to execute such agreements, instruments and documents as may be necessary or appropriate to consummate the transactions contemplated by the Merger Agreement, and to file all documents as they deem necessary or advisable to carry out and accomplish the purposes of these resolutions, including the execution and filing of the certificate of merger and all other required documents in the offices of the Secretary of State of Delaware and the Secretary of State of Texas."

         3. The total number or percentage of outstanding shares identified by class, series or group of the Subsidiary Corporation and the number or percentage of shares in each class, series or group owned by the Parent Corporation is:

Class, Series            Number or Percentage           Number or Percentage of
or Group                 of Shares Outstanding          Shares Owned by Parent
--------                 ---------------------          ----------------------

Common Stock                   1,000                          1,000 (100%)

         4. Decorize, the surviving corporation hereby: (a) appoints the Texas Secretary of State as its agent for service of process to enforce an obligation or the rights of dissenting shareholders of each domestic corporation that is a party to the merger; and (b) agrees that it will promptly pay to the dissenting shareholders of each domestic corporation which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders. The surviving corporation is organized under the laws of the State of Delaware and the address, including street number if any, of its registered or principal office in said State is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, DE 19801.

         5. A. The plan of merger was duly approved by the shareholders of Parent Corporation as set forth below.

                  B. As to the Parent Corporation, the approval of whose shareholders is required, the number of shares outstanding, and, if the shares of any class or series are entitled to vote as a class, the designation and number of outstanding shares of each such class or series are as follows:

                                                          Number of Shares
Number of Shares           Designation of Class           Entitled to Vote as
Outstanding                or Series                      a Class or Series
-----------                ---------                      -----------------

 10,000,000                  Common                             -0-

                  C. As to the Parent Corporation, the approval of whose shareholders is required, the total number of shares not entitled to vote only as a class, voted for and against the plan, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the plan, respectively, are as follows:

Total        Total
Voted        Voted      Number of Shares Entitled to Voted as a Class or Series
For          Against    Class or Series       Voted For          Voted Against
---------    -------   ---------------------------------------------------------

6,982,113     -0-             N/A               N/A                   N/A

                  D. No amendments to the articles of incorporation of a domestic corporation are desired to be effected by the merger.

                  E. The executed plan of merger is on file at the principal place of business of the surviving corporation at Decorize, Inc., 211 S. Union Street, Suite F, Springfield, Missouri 65802.

                  F. A copy of the plan of merger will be furnished by the surviving corporation on written request and without cost, to any shareholder of each corporation that is a party to the plan of merger, and in the case of a merger with multiple surviving corporations, to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

         6. As to each corporation that is a party to the merger, the plan of merger with performance of its terms were duly authorized by action required by the laws under which it is incorporated or organized and by its constituent documents.

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

         7. The surviving corporation will be responsible for the payment of all fees and franchise taxes of the merged corporation and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

         Dated:  July 2, 2001

                                                  GUIDELOCATOR.COM, INC.
                                                  Parent Corporation

                                                  By:   /s/ Jon Baker
                                                      -------------------------
                                                      Jon Baker, President

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

                        PLAN OF REORGANIZATION AND MERGER
                               OF DECORIZE, INC.,
                             A DELAWARE CORPORATION

                                       AND

                             GUIDELOCATOR.COM, INC.,
                               A TEXAS CORPORATION

         THIS PLAN OF REORGANIZATION AND MERGER, dated as of July 2, 2001, (this "Agreement"), is between Decorize, Inc., a Delaware corporation (the "Company"), and Guidelocator.com, Inc., a Texas corporation ("Guidelocator"). The Company and Guidelocator are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

         A. The Company is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 60,000,000 shares, 50,000,000 of which are designated "Common Stock," par value $.001 per share, and 10,000,000 shares of Preferred Stock, par value $.001 per share. As of July 2, 2001, and as of the date of this Agreement, 1,000 shares of Common Stock are issued and outstanding, all of which are held by Guidelocator. No shares of Preferred Stock are issued and outstanding.

         B. Guidelocator is a corporation duly organized and existing under the laws of the State of Texas and has an authorized capital stock of 12,000,000 shares, 10,000,000 of which are designated "Common Stock," par value $.001 per share, and 2,000,000 of which are designated "Preferred Stock," par value $.001 per share. As of July 2, 2001, there were 10,000,000 shares of Common Stock and no shares of Preferred Stock were issued and outstanding.

         C. The Board of Directors of Guidelocator has determined that, for the purpose of effecting the reincorporation of Guidelocator in the State of Delaware, it is advisable and in the best interests of Guidelocator that Guidelocator merge with and into the Company upon the terms and conditions herein provided.

         D. The respective Boards of Directors of the Company and Guidelocator have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders, and executed by the undersigned officers.

         E. The Company is a wholly owned subsidiary of Guidelocator.

         F. The Merger (herein below defined) is intended to constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the Company and Guidelocator hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

         1.  MERGER

                  1.1  MERGER.   In  accordance  with  the  provisions  of  this
Agreement, the Delaware General Corporation Law and the Texas Business Corporation Act, Guidelocator shall be merged with and into the Company (the "Merger"), the separate existence of Guidelocator shall cease and the Company shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be "Decorize, Inc."

                  1.2  FILING  AND   EFFECTIVENESS.   The  Merger  shall  become
effective when the following actions shall have been completed:

                           (a) This  Agreement  and the  Merger  shall have been
adopted and approved by the shareholders of Guidelocator and the sole stockholder of the Company in accordance with the requirements of the Delaware General Corporation Law and the Texas Business Corporation Act;

                           (b)   All  of  the   conditions   precedent   to  the
consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

                           (c) An executed  Certificate  of Ownership and Merger
or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware.

         The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

                  1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Guidelocator shall cease and the Company, as the Surviving Corporation (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all action previously taken by its and Guidelocator's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Guidelocator, including all shares of any subsidiary held by Guidelocator, in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Guidelocator as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Guidelocator in the same manner as if the Company had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Texas Business Corporation Act.

         2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

                  2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company, a copy of which is attached hereto as EXHIBIT A, as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                  2.2 BYLAWS. The Bylaws of the Company as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

                  2.3 DIRECTORS AND OFFICERS. The directors and officers of the Company immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

         3.   MANNER OF CONVERSION OF STOCK

                  3.1 GUIDELOCATOR COMMON SHARES. Upon the Effective Date of the Merger, each share of Guidelocator Common Stock, par value $.001 per share, issued and outstanding immediately prior to the Merger shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, par value $.001 per share, of the Surviving Corporation. No fractional share interests of the Surviving Corporation's Common Stock shall be issued but shall, instead, be paid in cash or check by the Company to the holder of such shares in that amount equal to the fair market value of such fractional shares.

                  3.2 GUIDELOCATOR RIGHTS TO PURCHASE COMMON SHARES. Upon the effective date of the Merger, all issued and outstanding options and rights to acquire the Common Stock of Guidelocator under the Guidelocator.com, Inc. 1999 Incentive Stock Option Plan, as amended, and all other outstanding options, warrants or rights will automatically be converted into equivalent options and rights to purchase the same number of shares of Surviving Corporation's Common Stock. In addition, no "additional benefits" (within the meaning of section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

                  3.3 THE COMPANY'S COMMON STOCK. Upon the Effective Date of the Merger each share of Common Stock, par value $.001 per share, of the Company issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Company, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

                  3.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Guidelocator Common Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock, into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Guidelocator Common Stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's Common Stock, into which such shares of Guidelocator Common Stock were converted in the Merger.

                  The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

                  Each  certificate  representing  Common Stock of the Surviving
Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Guidelocator so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation.

                  If any certificate for shares of the Company's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefore is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Company that such tax has been paid or is not payable.

         4.   GENERAL

                  4.1 COVENANTS OF THE COMPANY. The Company covenants and agrees that it will, on or before the Effective Date of the Merger:

                           (a)  File  any  and  all  documents  with  the  Texas
Franchise Tax Board necessary for the assumption by the Company of all of the franchise tax liabilities of Guidelocator.

                           (b) Take such other actions as may be required by the
Texas Business Corporation Act.

                  4.2 FURTHER ASSURANCES. From time to time, as and when required by the Company or by its successors or assigns, there shall be executed and delivered on behalf of Guidelocator such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by the Company the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Guidelocator and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Company are fully authorized in the name and on behalf of Guidelocator or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  4.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Guidelocator or of the Company, or of both, notwithstanding the approval of this Agreement by the shareholders of Guidelocator or the stockholder of the Company.

                  4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not:
(1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

                  4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

                  4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 211 S. Union Street, Suite F, Springfield, Missouri 65802, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

                  4.7 GOVERNING LAW. This Agreement shall in all respects be construed interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the Texas Business Corporation Act.

                  4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of the Company and Guidelocator is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                                DECORIZE, INC.
                                                a Delaware corporation

                                                By:  /s/ Jon Baker
                                                     ------------------------
                                                Name:   Jon Baker
                                                Title:   President

ATTEST:

/s/ Galyen Ball
------------------------
Galyen Ball, Secretary

                                                GUIDELOCATOR.COM, INC.
                                                a Texas corporation

                                                By:  /s/ Jon Baker
                                                    --------------------------
                                                Name:   Jon Baker
                                                Title:   President

ATTEST:

/s/ Galyen Ball
------------------------
Galyen Ball, Secretary


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